RELEASE AND QUITCLAIM AGREEMENT

   This RELEASE AND QUITCLAIM AGREEMENT dated as of March 28,
1995 (this "Agreement") is entered into by and among Carolco Pictures Inc., a Delaware corporation ("Carolco"), Carolco International Inc., a Delaware corporation (formerly Carolco International N.V.) ("Carolco International"), Spiderman Productions Ltd., an international business company formed under the laws of the British Virgin Islands ("Spiderman"), RCS Video Services Antilles N.V., a Netherlands Antilles corporation ("RCS NV"), and RCS Video International Services B.V., a Netherlands corporation ("RCS BV"), with reference to the following facts:

                    R E C I T A L S

   WHEREAS, in exchange for the consideration set forth herein, the parties hereto desire to settle certain disputes among them with respect to the motion picture "Chaplin" formerly known as "Charlie" ("Chaplin"); and

   WHEREAS, in exchange for the consideration set forth herein, RCS NV and RCS BV and all of their related and affiliated persons and entities (including, but not limited to, any of their successor entities) (collectively, the "RCS Parties") desire to transfer to Carolco and Carolco International all of their rights in and to the motion picture project currently entitled "Spiderman" ("Spiderman") including, without limitation, any and all characters and any and all materials (including all versions of the screenplay), and all of their ownership interests in Spiderman. (Carolco, Carolco International and Spiderman and all of their related and affiliated persons and entities (including, but not limited to, any of their successor entities) are collectively referred to herein as the "Carolco Parties").

   NOW, THEREFORE, the parties hereto agree as follows:

1. Waivers and Releases Regarding "Chaplin."

   Effective on the Closing (as defined in Paragraph 5 below) and in consideration for the covenants and agreements contained herein, the parties hereto agree as follows:

   1.1. Release of Claims by the RCS Interests. The RCS Parties and all of their past and present predecessors, successors, parents, partners, subsidiaries, principals, officers, directors, employees, agents, attorneys and other related or affiliated entities and persons (collectively, the "RCS Interests") hereby fully and irrevocably release and discharge the Carolco Parties and all of their past and present predecessors, successors, parents, partners, subsidiaries, principals, officers, directors, employees, agents, attorneys and other related or affiliated entities and persons (collectively, the "Carolco Interests") of and from any and all claims, actions, causes of action and obligations, known or unknown, which the RCS Interests have had, may have had or now have or hereafter can, shall or may have against the Carolco Interests for or by reason of any matter, cause or thing whatsoever relating to Chaplin, including, but not limited to, (i) any claims, obligations or demands, described, referred to, or set forth in that letter dated March 30, 1994 from Paul Downs to Carolco on behalf of the RCS Parties and that letter dated July 28, 1994 from Kenneth Sidle to Mr. Downs on behalf of the Carolco Parties (the "July 28 Letter") including, but not limited to, the Minimum Receipts Guarantee and Loss Protection Payment as defined in the July 28 Letter and (ii) any amounts or sums which may be due to the RCS Interests now or in the future related to Chaplin pursuant to the Participation and Assumption Agreement dated as of October 14, 1991 between RCS NV and Carolco International, the purported letter agreement dated as of October 14, 1991 between RCS NV and Carolco International, the Co-Production Agreement dated as of May 8, 1991 between RCS NV and Carolco, the Chaplin Commitment Letter as defined in the July 28 Letter, the Commitment Agreement as defined in the July 28 Letter (the "Commitment Agreement") and the Chaplin Co-Production Agreement as defined in the July 28 Letter, and all other agreements, arrangements, documents, and understandings, oral or written, relating to Chaplin in any manner whatsoever. This release shall not include any and all claims, actions or causes of action based on, arising from or related to the exploitation of distribution rights referred to in Paragraph 3 herein after the Closing (as defined herein) and shall not include any obligations created by this Agreement.

   1.2. Release of Claims by the Carolco Interests. The Carolco Interests hereby fully and irrevocably release and discharge the RCS Interests of and from any and all claims, actions, causes of action and obligations, known or unknown, that the Carolco Interests have had, may have had or now have or hereafter can, shall or may have against the RCS Interests for or by reason of any matter, cause or thing whatsoever relating to Chaplin. This release shall not include any and all claims, actions or causes of action based on, arising from or related to the exploitation of distribution rights referred to in Paragraph 3 herein after the Closing and shall not include any obligations created by this Agreement.

   1.3. No Admission. The parties hereby acknowledge and agree that this Agreement is a compromise settlement which is not in any respect nor for any purpose to be deemed or construed to be or in any way used as evidence of an admission or concession of any liability whatsoever on the part of any of them or any other person, firm or corporation whatsoever.

2. Quitclaim and Releases Regarding "Spiderman."

   Effective on the Closing and in exchange for the consideration set forth in Paragraph 5.1, RCS NV and RCS BV, individually and on behalf of the other
RCS Interests, agree that all of their right, title and interest in and to Spiderman and all of their ownership interests in Spiderman shall be transferred to Carolco. In furtherance of the foregoing, the parties hereto agree as follows:

   2.1. Sale and Purchase of Shares. On the Closing, RCS NV shall sell and transfer to Carolco all of its ownership interest in Spiderman represented by share certificate number 3 for 10,000 Class A shares of Spiderman (the "Shares"), free and clear of all encumbrances.

   2.2. Quitclaim of All Rights. Effective on the Closing and except as provided below, RCS NV and RCS BV, individually and on behalf of the other
RCS Interests, hereby quitclaim to Carolco all of the RCS Interests' right, title and interest in and to that motion picture project and screenplay currently entitled "Spiderman" (the "Property"), including, but not limited to, the RCS Interests' right, title and interest in:

        2.2.1. All literary and/or dramatic material including, but not limited to: all rights in and to all drafts and versions of the screenplay(s) for Spiderman written by James Cameron, Ted Newsom & John Brancato, Menahem Golan, Jon Michael Paul, Ethan Wiley, Leslie Stevens, Frank Laloggia, Neil Ruttenberg, Barney Cohen, Shepard Goldman and any and all other writers who performed writing services in connection with Spiderman (which literary and/or dramatic material is hereinafter collectively referred to as "the Literary Property");

        2.2.2. All of "the Documents." As used herein, the term "the Documents" shall be deemed to mean and refer to all contracts, assignments and other instruments related to the Property and shall encompass all rights set forth in said Documents including, but not limited to: the Commitment Agreement dated as of March 17, 1992 among RCS NV, Carolco and Carolco International
(the "Spiderman Commitment Agreement"), all agreements previously assigned to Spiderman Productions, Ltd. pursuant to that certain Exchange Agreement dated as of November 17, 1992 among Carolco, Carolco International, RCS NV and Spiderman (the "Exchange Agreement") and any and all subsequent agreements to which any of the RCS Interests is a party relating to the rights in and to the Property, the development of the Property and/or the engagement of above-the-line personnel in connection with the development or production of the Property and excluding only the distribution rights specified in Section 3 herein;

        2.2.3. All other instruments, if any, pursuant to which any of the RCS Interests acquired any right, title or interest in or in connection with the Property, but only insofar as such contracts, assignments and other instruments relate to the Property.

   2.3. Assignment of Security Interests.  Effective on the Closing, RCS
NV hereby assigns and transfers to Carolco all of its right, title and interest in and to the Spiderman Commitment Agreement, that certain Security Agreement dated as of March 17, 1992 among Carolco, Carolco International and RCS NV, the Exchange Agreement and any and all security interests granted to RCS BV by Spiderman and/or by Carolco and Carolco International with respect to the Property, the Literary Property and/or the Documents.

   2.4. Consent to Sale of Shares.  Pursuant to Section 13 of the
Memorandum of Association of Spiderman, Carolco International and RCS NV as members of Spiderman hereby consent to the sale of Shares contemplated by
Section 2.1 of this Agreement.

   2.5. Release of Claims. The Carolco Interests, on the one hand, and the RCS Interests, on the other hand, hereby fully and irrevocably release and discharge each other of and from any and all claims, actions or causes of action, known or unknown, that they or any of them had, have or in the future may have against each other based on, arising from or related to Spiderman, Spiderman, the Property, the Literary Property or the Documents. This release shall not include any and all claims, actions or causes of action based on, arising from or related to the distribution rights referred to in Paragraph 3 herein and shall not include any obligations created by this Agreement.

3. Distribution Rights. Reference is hereby made to that certain Output Agreement dated as of May 8, 1991 by and between RCS NV and Carolco International (hereinafter, the "Output Agreement"). The Output Agreement shall continue to remain in full force and effect. Solely with regard to Chaplin, the Output Agreement was modified by the Commitment Agreement and by its terms
RCS NV shall have perpetual distribution rights in the Territory (as defined in the Commitment Agreement) and such modification shall also remain in effect. Further, the parties hereby acknowledge that the Output Agreement (subject only to the modification described in the preceding sentence) is the sole agreement between the parties with regard to Chaplin and Spiderman that shall remain a valid agreement in full force and effect following the execution of this Release and Quitclaim Agreement (it being understood that the Output Agreement shall not apply to Spiderman unless Spiderman is made in such a manner as to be subject to the Output Agreement); and that the parties' rights pursuant to the Output Agreement shall be as specified therein and as specified in this Paragraph 3 and shall be neither enhanced nor diminished as a result of this Release and Quitclaim Agreement.

4. Representations and Warranties.

   4.1. RCS BV and RCS NV represent and warrant as of the date hereof, and again as of the Closing, that:

        4.1.1. Authorization and Enforceability. The execution, delivery and performance of this Agreement (and all other documents, instruments and agreements executed in connection herewith) by them has been duly authorized by all necessary corporate action on their part. This Agreement and all other documents, instruments and agreements executed by RCS BV and RCS NV in connection herewith constitute their valid and legally binding agreements, enforceable against them in accordance with their respective terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforceability of creditors' rights generally, or by general equitable principles.

        4.1.2. No Material Defaults or Encumbrances. The execution, delivery and other performance by RCS BV and RCS NV of this Agreement and all other documents, instruments and agreements executed in connection herewith, and the consummation by RCS BV and RCS NV of the transactions contemplated hereby, do not and will not (i) constitute a material violation of or default under (either immediately, upon notice or upon lapse of time) their Certificates of Incorporation, Bylaws, other constituent documents, any provision of any material contract to which RCS BV or RCS NV is a party or by which it may be bound, or (ii) result in the creation or imposition of any encumbrance upon, or give to any third person any interest in or right to, any of the Shares, the Property, the Literary Property or any other property transferred hereby.

        4.1.3. Ownership of Shares. RCS NV is the record and beneficial owner of all of the Shares and has the full and unqualified legal right, power and authority to sell, transfer, assign and convey to Carolco complete and absolute legal and equitable title to all of the Shares, free and clear of any encumbrances, subject to any rights or remedies asserted by any of the parties (other than any of the RCS Interests) in the litigation referred to in Paragraph 4.1.5 below. On the Closing, upon consummation of the transactions contemplated hereby, Carolco will acquire complete and absolute legal, equitable, good, valid and marketable title to all of the Shares, free and clear of all encumbrances, subject to any rights or remedies asserted by any of the parties (other than any of the RCS Interests) in the litigation referred to in Paragraph 4.1.5 below.

        4.1.4. Ownership of Claims. None of the RCS Interests have assigned or in any way conveyed, transferred or encumbered all or any portion of the claims, obligations or rights released or transferred by this Agreement.

        4.1.5. Ownership of the Property. None of the RCS Interests have heretofore granted, assigned, hypothecated, pledged, encumbered or otherwise disposed of, in any manner whatsoever any right, title or interest heretofore acquired by it in or to said Literary Property or in, to or under said Documents. There has been paid to the party or parties entitled thereto all sums which have heretofore become payable under said documents. To the best of the RCS Interests' knowledge, there is not now outstanding any litigation or threat of litigation or claim or threats of claims which affect or are concerned with or any way touch upon any of the rights, licenses, privileges and property quitclaimed to Carolco pursuant to this Agreement other than the following cases: Metro-Goldwyn-Mayer Inc. v. Menahem Golan, et. al. (Case No. BC 113157); 21st Century Film Corporation, et. al., v. Carolco Pictures Inc., et. al.
(Case No. 079359 and Consolidated Case Nos. SC 028496, SC 028497 and BC 105018); 21st Century Film Corporation, et. al., v. Carolco Pictures Inc., et. al. (Case No. BC 079 359); Carolco Pictures Inc., et. al., v. CPT Holdings, Inc., et. al. (Consolidated Case No. SC028496); Carolco Pictures Inc., et. al. v. Viacom International Inc., et. al. (Consolidated Case No. SC028497); Viacom International Inc. v. Carolco Pictures Inc., et. al. (Consolidated Case No. BC105018); and In re 21st Century Film Corporation, In re 21st Century Productions N.V. and In re 21st Century Releasing Corporation (Case Nos.
LA  93-53846-KL, LA  94-16008-KL and LA  94-16012-KL) (collectively, the
"Spiderman Litigation"). The RCS Parties specifically make no representations or warranties with respect to the outcome of the Spiderman Litigation or any claims by Marvel Entertainment Group, Inc. or any of its affiliates respecting Spiderman and/or Spiderman and Carolco hereby assumes all risk of an adverse result arising from these claims or lawsuits.

   4.2. Carolco, Carolco International and Spiderman represent and warrant as of the date hereof, and again as of the Closing, that:

        4.2.1. Authorization and Enforceability. The execution, delivery and performance of this Agreement (and all other documents, instruments and agreements executed in connection herewith) by them has been duly authorized by all necessary corporate action on their part. This Agreement and all other documents, instruments and agreements executed by Carolco, Carolco International and Spiderman in connection herewith constitute their valid and legally binding agreements, enforceable against them in accordance with their respective terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforceability of creditors' rights generally, or by general equitable principles.

        4.2.2. No Material Defaults. The execution, delivery and other performance by Carolco, Carolco International and Spiderman of this Agreement and all other documents, instruments and agreements executed in connection herewith, and the consummation by Carolco, Carolco International and Spiderman of the transactions contemplated hereby, do not and will not constitute a material violation of or default under (either immediately, upon notice or upon lapse of time) their Certificates of Incorporation, Bylaws, other constituent documents, any provision of any material contract to which Carolco, Carolco International and Spiderman is a party or by which it may be bound.

        4.2.3. Ownership of Claims. None of the Carolco Parties has assigned or in any way conveyed, transferred or encumbered all or any portion of the claims, obligations or rights released by them pursuant to this Agreement; provided however, Carolco has previously granted a security interest in the assets of Spiderman relating to Spiderman to Le Studio Canal+ S.A. and Pioneer LDCA, Inc. pursuant to a certain Security Agreement dated as of November, 1992.

        4.2.4. Bankruptcy Proceedings. No petition has been filed by or against Carolco, Carolco International or Spiderman for relief under any applicable bankruptcy, insolvency or similar law. No decree or order for relief has been entered in respect of Carolco, Carolco International or Spiderman, voluntarily or involuntarily, under any such law. No receiver, liquidator, sequestrator, trustee, custodian or other officer has been appointed with respect to Carolco, Carolco International or Spiderman or their respective assets and liabilities pursuant to any such law. None of Carolco, Carolco International or Spiderman has made any general assignment for the benefit of creditors.

5. Closing.

   The closing under this Agreement shall occur on the later of April 25, 1995, or such other date as the parties hereto may agree in writing (the "Closing").

   5.1. Conditions to the RCS Parties' Obligations. It shall be a condition to the RCS Parties' obligations under this Agreement that Carolco shall have paid, and Carolco agrees on the Closing to pay, RCS NV $4,000,000 by wire transfer to RCS NV's account in accordance with the following instructions:

        Istituto Bancario San Paolo Di Torino
        245 Park Avenue, Suite 3500
        New York, New York  10022, USA

        Swift Code:  IBSPUS33
        Attention:  Ms. Maria Ruberto
        Account No.  1001010001
        Amount in Favor of RCS Video Services Antilles, N.V. - Curacao

   5.2. Conditions to Carolco's Obligations. It shall be a condition to Carolco's obligations under this Agreement that the following documents shall have been duly authorized, executed and delivered to it and the RCS Parties agree to authorize, execute and deliver to Carolco the following documents on the Closing:

        5.2.1. The stock certificate representing the Shares, together with a stock power endorsed in blank and the share transfer instrument required pursuant to the laws of the British Virgin Islands in the form attached hereto as Exhibit "A."

        5.2.2. UCC Financing Statement Assignments, and such other documents (including an amendment of the Register of Mortgages and Charges of Spiderman) as may be necessary to evidence the assignment of security interests pursuant to Section 2 hereof, all in form and substance satisfactory to Carolco. A copy of such UCC Financing Statement Assignments is attached hereto as Exhibit "B."

        5.2.3. A letter from Luigi Predieri resigning as a director of Spiderman.

        5.2.4. The Memorandum of Association of Spiderman shall have been amended to provide that the Shares may not be further transferred or assigned.

        5.2.5. An original of each of the Documents, or any of them, in the possession of the RCS Parties;

        5.2.6. A copy of each manuscript of the Literary Property then in the possession of the RCS Parties; and

        5.2.7. Such further instruments as the Carolco Parties may reasonably require in order to evidence and/or record with the United States Copyright Office or otherwise the Carolco Parties' acquisition of rights hereunder, all in form and substance satisfactory to Carolco, including, but not limited to, the Short Form Assignments attached hereto as Exhibits "C" and "D."

6. Other Matters.

   6.1. Section 1542. Without in any way expanding the scope of the releases set forth herein, it is expressly understood that Section 1542 of the Civil Code of California provides as follows:

             "A general release does not extend to
        claims which the creditor does not know or suspect to exist in his favor at the time of executing the release which, if known by him, must have materially affected his settlement with the debtor."


   RCS BV and RCS NV, individually and on behalf of the other RCS
Interests, and Carolco, Carolco International and Spiderman, individually and on behalf of the other Carolco Interests, hereby specifically WAIVE any respective rights they may have under Section 1542 of the Civil Code of California as well as the provisions of all comparable, equivalent or similar statutes and principles of common law of California or of any other jurisdiction and acknowledge and agree that this waiver is an essential and material term of this Agreement without which the consideration given by the parties would not have been given.

   6.2. Further Assurances. The parties hereto agree to execute and deliver, or cause to be executed and delivered, all such documents, and do all such things as may be reasonably necessary and proper to carry out and effectuate the intents and purposes of this agreement. Particularly and without limiting the generality of the foregoing, RCS BV and/or RCS NV will execute and deliver, or cause to be executed and delivered, to the Carolco Parties such instruments as may be necessary and proper to effectuate the purposes and interest of this Agreement and to vest in the Carolco Parties the rights herein assigned to the Carolco Parties as a matter of record in the United States Copyright Office, all without any further payment by or cost or expense to the Carolco Parties other than customary recording charges.

   6.3. Confidentiality. Each of the parties hereto agrees that it will make no public statement regarding the amount of consideration paid in connection with transactions contemplated hereby and will not disclose to any person, firm, corporation, or other entity the consideration paid pursuant to this Agreement except as required by binding and applicable laws, regulations or orders of any governmental authority. Notwithstanding the foregoing, each of the parties hereto may, in documents required to be filed by it with the Securities and Exchange Commission or other regulatory bodies, make such public statements and disclosure with respect to the transactions contemplated hereby as each may be advised by counsel is legally necessary.

   6.4. Spiderman Indemnification. The Carolco Parties shall indemnify and hold harmless the RCS Parties, and each of them, from and against all losses, liabilities, damages, claims, actions, judgments, costs and expenses (collectively, "Claims"), asserted against, resulting to or incurred by the RCS Parties based on, arising from or related to any right, title or interest of the RCS Parties in Spiderman, Spiderman, the Property, the Literary Property or the Documents(including the Claims against the RCS Parties in the Spiderman Litigation), but excluding (i) any Claims arising from any misrepresentation, breach or failure of any warranty or representation made by the RCS Parties in this Agreement or pursuant hereto or from any breach of any term or condition of this Agreement by the RCS Parties, and (ii) any Claims arising exclusively out of RCS's rights pursuant to the Output Agreement.

   6.5. Rights and Remedies. Upon the Closing, the rights and remedies of the RCS Parties in the event of a breach of any term or provision of this Agreement by the Carolco Parties shall be limited to the RCS Parties' rights, if any, to an action at law for money damages and the RCS Parties, individually and collectively, shall not have and hereby waive any right to rescind or terminate this Agreement or any part thereof or to enjoin or restrain the exercise of any of the Carolco Parties' rights hereunder; provided however, the foregoing waivers concerning the rights of the RCS Parties shall not apply in the event of the Carolco Parties' breach or failure to comply with their indemnification obligations as set forth in Paragraph 6.4 hereinabove.

7. Miscellaneous.

   7.1. Assignment. The respective rights and obligations of the parties under this Agreement shall not be assignable without the prior written consent of the other parties. This Agreement shall inure solely to the benefit of, and be binding upon, the parties hereto.

   7.2. Entire Agreement. This Agreement and the other agreements and documents referred to herein set forth the entire understanding of the parties relating to the subject matter hereof and supersede all prior agreements and understandings, whether oral or written.

   7.3. Governing Law. This Agreement is made in the State of California and shall be construed in accordance with, and governed by, the laws of that State applicable to contracts made and performed entirely therein, regardless of the law of choice of law of that or any other jurisdiction.

   7.4. Jurisdiction. Any judicial proceeding brought against any of the parties to this Agreement on any dispute arising out of this Agreement or any matter related hereto may be brought in the courts in the State of California, or in the United States District Court for the Central District of California, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts the exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The foregoing consents to jurisdiction shall not constitute general consents to service of process in the State of California for any purpose except as provided above and shall not be deemed to confer rights on any person other than the respective parties to this Agreement.

   7.5. Payment of Expenses for Legal Proceedings. The parties hereto agree that the prevailing party in any action, suit, arbitration or other proceedings between any of the parties arising out of or with respect to this Agreement shall be entitled to reimbursement of all costs of litigation, including reasonable attorney's fees, from the non-prevailing party.

   7.6. Amendment; Waiver. No attempted amendment, modification, termination, discharge or change of this Agreement shall be valid and effective, unless the parties shall unanimously agree in writing to such amendment. No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

   7.7. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, (i) the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

   7.8. Description Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

   7.9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same agreement.

   IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                   CAROLCO PICTURES INC.

                                      By: /s/ Robert W. Goldsmith
                                   Title: Senior Vice President

                                   CAROLCO INTERNATIONAL INC.

                                      By: /s/ Robert W. Goldsmith
                                   Title: Senior Vice President

                                   SPIDERMAN PRODUCTIONS LTD.

                                      By: /s/ Lynwood Spinks
                                   Title: Managing Director

                                      By: /s/ Luigui Predieri
                                   Title: Managing Director

                                   RCS VIDEO SERVICES
                                      ANTILLES, N.V.

                                      By: /s/ P. Casalini
                                   Title: Managing Director

                                   RCS VIDEO INTERNATIONAL
                                    SERVICES B.V.

                                     By:  P. Casalini
                                  Title: Managing Director